Exhibit 107
Calculation of Filing Fee Table
Form S-3
(Form Type)

S&T BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to Be Carried Forward
Newly Registered Securities
Fees to Be Paid	(1)	Equity	Common Stock	Rule 457(r)				0.0001476
	(2)	Equity	Preferred Stock, no par value	Rule 457(r)				0.0001476
	(3)	Other	Depository Shares	Rule 457(r)				0.0001476
	(4)	Debt	Debt Securities	Rule 457(r)				0.0001476
	(5)	Other	Warrants	Rule 457(r)				0.0001476
	(6)	Other	Units	Rule 457(r)				0.0001476
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
		Total Offering Amounts					$0		$0
		Total Fees Previously Paid							$0
		Total Fee Offsets							$0
		Net Fee Due							$0

Fee Note #
(1)
An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices, and, in addition, an unspecified number of additional shares of common stock is being registered as may be issued from time to time upon conversion of any debt securities that are convertible into common stock or pursuant to any anti-dilution adjustments with respect to any such convertible debt securities. In reliance on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the entire registration

(2)
An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified. In reliance on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the entire registration fee required in connection with this registration

(3)
An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified. In reliance on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the entire registration fee required in connection with this registration

(4)
An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified. In reliance on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the entire registration fee required in connection with this registration

(5)
An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified. In reliance on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the entire registration fee required in connection with this registration

(6)
An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified. In reliance on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the entire registration fee required in connection with this registration